UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 12, 2009
Date of Report (Date of earliest event reported)

CELSIUS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-129847	20-2745790
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

140 NE 4th Avenue, Suite C, Delray Beach, FL	33483
(Zip Code)

(561) 276-2239
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 12, 2009, Celsius Holdings, Inc. issued a six percent unsecured note for $1,000,000 to CD Financial, LLC, a company controlled by Carl DeSantis, and also a large stockholder of the company. The note is due in full on September 29, 2009.

The foregoing description of the notes is qualified in its entirety by reference to the full text of the form of note, a copy of which is attached hereto as Exhibit 10.1, which is incorporated herein in its entirety by reference.

Item 7.01	Regulation FD Disclosure

The Company is attaching a copy of a press release, dated August 13, 2009, announcing its bridge financing for $1 million, and such press release is incorporated herein by this reference.

Item 9.01	Exhibits

 (d) Exhibits.

10.1	Form of secured note issued to CD Financial LLC.
99.1	Press Release dated August 13, 2009

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

DATE: August 13, 2009	By: /s/Jan Norelid
Jan Norelid
Chief Financial Officer